As filed with the Securities and Exchange Commission on November 1, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3248524
(State of Incorporation)	(I.R.S. Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, California

(Address of principal executive offices)

Rigel Pharmaceuticals, Inc. Inducement Plan

(Full titles of the plan)

Raul R. Rodriguez

President and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

1180 Veterans Boulevard

South San Francisco, California 94080

(650) 624-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Peinsipp

Cooley LLP

101 California Street, 5th Floor

San Francisco, California 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (par value $0.001)	640,000	$2.60	$1,664,000	$192.86

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall cover any additional shares of Common Stock that become issuable under the Registrant’s Inducement Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Market on October 31, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.          PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                   Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•                       The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 8, 2016 (the “2015 Form 10-K”);

•                       The information specifically incorporated by reference into the 2015 Form 10-K form the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on March 28, 2016;

•                       The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the Commission on May 3, 2016;

•                       The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the Commission on August 2, 2016;

•                       The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, filed with the Commission on November 1, 2016;

•                       The Company’s Current Reports on Form 8-K filed with the Commission on January 29, 2016, March 8, 2016 (reporting under Item 5.02), May 12, 2016, August 30, 2016, September 15, 2016 and October 11, 2016; and

•                       The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on October 3, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                   Description of Securities.

Not applicable.

Item 5.                   Interests of Named Experts and Counsel.

Not applicable.

Item 6.                   Indemnification of Directors and Officers.

As permitted by Delaware law, the Registrant’s amended and restated certificate of incorporation provides that no director will be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•                  for any breach of the duty of loyalty to the Registrant or the Registrant’s stockholders;

•                  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                  for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

•                  for any transaction from which the director derived an improper personal benefit.

The Company’s amended and restated certificate of incorporation further provides that the Registrant must indemnify the Registrant’s directors to the fullest extent permitted by Delaware law. In addition, the Registrant’s amended and restated bylaws provide that:

•                  the Registrant is required to indemnify the Registrant’s directors and executive officers to the fullest extent not prohibited by Delaware law, subject to limited exceptions;

•                  the Registrant may indemnify the Registrant’s other employees and agents as set forth in the Delaware General Corporation Law;

•                  the Registrant is required to advance expenses to the Registrant’s directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

•                  the rights conferred in the amended and restated bylaws are not exclusive.

The Company has entered into indemnification agreements with each of the Registrant’s directors and executive officers that require the Registrant to indemnify these individuals against expenses, witness fees, damages, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these individuals may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Registrant or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Item 7.                   Exemption from Registration Claimed.

Not Applicable.

Item 8.                   Exhibits.

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2(2)	Certificate of Amendment of the Restated Certificate of Incorporation of the Company.

4.3(3)	Amended and Restated Bylaws of the Company.

4.4(4)	Specimen Common Stock Certificate of the Company.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1(5)	Rigel Pharmaceuticals, Inc. Inducement Plan.

99.2(5)	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Rigel Pharmaceuticals, Inc. Inducement Plan.

(1)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on May 29, 2012.

(3)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(4)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(5)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the SEC on October 11, 2016.

Item 9.                   Undertakings.

1.              The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on November 1, 2016.

RIGEL PHARMACEUTICALS, INC.

By:	/s/ Ryan D. Maynard
Ryan D. Maynard
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raul R. Rodriguez and Ryan D. Maynard, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raul R. Rodriguez	President, Chief Executive Officer and Director	November 1, 2016
Raul R. Rodriguez	(Principal Executive Officer)

/s/ Ryan D. Maynard	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 1, 2016
Ryan D. Maynard

/s/ Gary A. Lyons	Chairman of the Board of Directors	November 1, 2016
Gary A. Lyons

/s/ Bradford S. Goodwin	Director	November 1, 2016
Bradford S. Goodwin

/s/ Walter H. Moos	Director	November 1, 2016
Walter H. Moos

/s/ Keith A. Katkin	Director	November 1, 2016
Keith A. Katkin

/s/ Peter S. Ringrose	Director	November 1, 2016
Peter S. Ringrose

/s/ Stephen A. Sherwin	Director	November 1, 2016
Stephen A. Sherwin

EXHIBITS

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2(2)	Certificate of Amendment of the Restated Certificate of Incorporation of the Company.

4.3(3)	Amended and Restated Bylaws of the Company.

4.4(4)	Specimen Common Stock Certificate of the Company.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1(5)	Rigel Pharmaceuticals, Inc. Inducement Plan

99.2(5)	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Rigel Pharmaceuticals, Inc. Inducement Plan

(1)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on May 29, 2012.

(3)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(4)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(5)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the SEC on October 11, 2016.